ONEOK Securities/Insider Trading Policy Exhibit 19

ONEOK Securities/Insider Trading Policy Purpose Our employees have a reputation for integrity and high standards for ethical conduct. In order to protect and preserve that reputation, the Board of Directors of ONEOK, Inc. (“ONEOK Board”) has adopted this Securities/Insider Trading Policy (“Policy”) to avoid even the appearance of improper conduct with respect to trading in ONEOK Securities (defined below) on the basis of material, nonpublic information or the illegal tipping of such information to others for their use in the trading of any such securities. Administration and Application This Policy will be administered by the Chief Legal Officer and the Secretary and Deputy General Counsel (“ONEOK Compliance Officers”). This Policy is applicable to the members of the ONEOK Board and all officers and employees of ONEOK, Inc., its divisions and subsidiaries (collectively “ONEOK”). The sections of this Policy entitled “Pre- Clearance of Trades” and “Trading Windows/Blackout Periods” apply only to ONEOK Insiders (defined below). As a matter of policy, all other employees are not subject to the trading restrictions set forth in those sections. ONEOK Insiders Defined “ONEOK Insiders” means members of the ONEOK Board, officers of ONEOK, and those employees of ONEOK who are part of the Designated Workgroups (defined below). Designated Workgroups Defined Employees of ONEOK who are part of the following “Designated Workgroups” shall be deemed ONEOK Insiders for purposes of this Policy: The groups of employees in ONEOK’s general accounting function who are part of the treasury operations, finance, insurance, SEC reporting, corporate accounting, tax, and corporate financial planning and analysis groups; ONEOK’s investor relations and public affairs functions; ONEOK’s legal function, including the corporate secretary group; The groups of employees in ONEOK’s information technology function who, by reason of providing support services to any of the other Designated Workgroups, see or have access to ONEOK business segment or consolidated financial information, including financial forecast information, or other material, nonpublic information regarding ONEOK; and The groups of employees in ONEOK’s commercial optimization function who see or have access to ONEOK business segment or consolidated financial information, including financial forecast information, or other material, nonpublic information regarding ONEOK.

Transactions by Family Members The restrictions regarding buying or selling ONEOK Securities or engaging in any other action to take advantage of, or pass on to others, material, nonpublic information also apply to all family members and any others living in a director’s, officer’s or employee’s household. Directors, officers and employees are expected to be responsible for compliance with this Policy by their immediate family and personal household. Background Employees and other insiders often become aware of confidential and highly sensitive information concerning ONEOK, including or concerning an entity that has “significant relations” with it, during the course of their employment or other involvement with ONEOK. Entities having significant relations with ONEOK include our customers, suppliers and others with which we have a contractual relationship or are negotiating a transaction. Throughout this Policy such entities are referred to as “companies with a significant relationship.” This information may affect the market price of ONEOK Securities or of the securities of the other entities concerned. Onerous criminal penalties, including jail terms and criminal fines, and civil penalties may be imposed on persons who participate in illegal insider trading activities. “Insider trading” occurs when a person improperly trades securities on the basis of material, nonpublic information used in breach of a duty owed by that person. The Federal securities laws also prohibit persons in possession of material, nonpublic 1 Information concerning a company’s sales: earnings; business potential; changes in a company’s management, board of directors, or certified accountants: dividends; significant acquisitions, dispositions or mergers; and major litigation are some typical examples of “material” information. information from providing (or “tipping”) that information to any person who might trade in the relevant securities on the basis of that information. Tippers can be subject to the same penalties and sanctions as the tippees, and the Securities and Exchange Commission (“SEC”) has imposed large penalties even when the tipper did not profit from the transaction. Information is “material” if its disclosure to the public would affect a reasonable investor’s decision to purchase, hold or sell securities.1 Information is “nonpublic” if it is not generally available to the ordinary investor in the marketplace. In short, any information which is not available to the ordinary investor which could reasonably affect the price of securities may be material, nonpublic information. If any employee or ONEOK Insider has any doubt as to whether information in his or her possession is material or nonpublic, he or she must not disclose that information or trade in the securities concerned without first discussing the situation with one of the ONEOK Compliance Officers. Remember, if an employee or ONEOK Insider’s securities transactions become the subject of scrutiny, they will be reviewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, each employee or ONEOK Insider should carefully consider how the SEC and other law enforcement agencies might later view the transaction. The term “securities,” as used in this Policy, includes common stock, preferred stock and debt issued by ONEOK, securities of other companies with a significant relationship to ONEOK, and “derivatives,” such as options, stock appreciation rights, exchange traded options, puts and calls and any other securities that relate to or derive their value from ONEOK’s stock, ONEOK’s debt, or any such other company’s stock. Throughout this Policy any such securities issued by ONEOK or its subsidiaries are referred to as “ONEOK Securities”. Explanation of the Law Potential Consequences to an Employee Under federal law, an individual found to be a trader on inside information, or a tipper of such information, may be subject to criminal fines of up to $5,000,000 and a jail term of up to 20 years, as well as civil penalties of up to three times the profit gained or loss avoided by the trading. The government vigorously enforces insider trading laws against individuals and companies and, in recent years, has obtained a number of highly publicized criminal convictions. In addition to the potential civil and criminal penalties described above, each employee or ONEOK Insider should be aware that any actions in violation of this Policy may be grounds for appropriate disciplinary action, including dismissal. Potential Consequences to an Employer Under federal law, ONEOK, as the employer of a person who trades securities on the basis of inside information, or tips such information to others, is subject to substantial civil penalties should it fail to take appropriate steps if it knew or recklessly disregarded the fact that an employee was likely to engage in insider trading. Statement of Policy Policy Applicable to ONEOK Insiders It is the policy of ONEOK that any employee or ONEOK Insider who is aware of any material, nonpublic information about ONEOK, or any other company with a significant relationship, regardless of how that information was obtained, shall not: (i) purchase or sell any ONEOK Securities or any securities of such other company; (ii) disclose such information to other persons (including family members) except on a need-to- know basis; (iii) permit any member of his or her immediate family, or anyone acting on his or her behalf, or any third party to whom he or she disclosed this information, to purchase or sell such securities; or (iv) engage in any other action to take advantage of such information. Policy Applicable to ONEOK From time to time, ONEOK may engage in transactions in its own securities. It is ONEOK’s policy to comply with all applicable federal and state securities laws and rules when engaging in transactions in ONEOK Securities.

Pre-Clearance of Trades In order for ONEOK to have reasonable assurance of compliance with this Policy, all ONEOK Insiders desiring to purchase or sell ONEOK Securities must first receive written permission by one of the ONEOK Compliance Officers in accordance with the approvals as set forth on the ONEOK Investment Inquiry and Approval Form. If such pre-clearance is granted, it will remain effective for only three business days following the date all required approvals have been obtained. If purchases or sales are not completed within three business days following the date of approval, the ONEOK Insider must apply for, and receive, another pre- clearance. This pre-clearance procedure is intended to protect ONEOK Insiders from any trade that might create the appearance of impropriety. Rule 10b5-1 Trading Plans Any written trading plan pursuant to SEC Rule 10b5-1 (a “10b5-1 Plan”) adopted by a ONEOK Insider must be approved in writing in advance by one of the ONEOK Compliance Officers and the Chief Executive Officer. A 10b5-1 plan may not be adopted by a ONEOK Insider during a blackout period and may only be adopted when the ONEOK Insider adopting the plan is not aware of any material, non-public information. Trading Windows/Blackout Periods Trading Windows Because of their unique role in the business of ONEOK and their potential access to material, nonpublic information, ONEOK Insiders are subject to the following special trading rules. ONEOK Insiders may not engage in any transaction involving ONEOK Securities except during a specified “trading window.” A trading window will generally open on the second business day after the public announcement of ONEOK quarterly and/or annual earnings and will remain open until the first day of the next calendar quarter. In some instances, an open trading window may have to be closed prior to its regularly scheduled closure. ONEOK Insiders must always pre-clear their trades, even during an open trading window, and at no time may they trade if they are in possession of material, nonpublic information. Should any ONEOK Insider determine it is necessary or desirable to engage in ONEOK Securities transaction outside of an open window period, the ONEOK Insider should contact one of the ONEOK Compliance Officers. The ONEOK Compliance Officer will determine, in consultation with the Chief Executive Officer and in light of the situation of ONEOK and the ONEOK Insider, whether the proposed transaction may take place. Blackout Periods For purposes of trading in ONEOK Securities, those periods which are outside of an open trading window are referred to as “blackout periods.” Blackout periods are applicable to ONEOK Insiders, family members and any other persons who reside with any ONEOK Insider, and any other person or entity whose transactions in ONEOK Securities are directed by a ONEOK Insider or are subject to their influence or control (such as parents or children who consult with a ONEOK Insider before they trade in ONEOK Securities). ONEOK Insiders are responsible for making sure that these other persons or entities comply with this Policy.2 Either ONEOK Compliance Officer may advise any employee or ONEOK Insider at any time that such employee or ONEOK Insider may not trade in ONEOK Securities, even if the trade would otherwise be permitted by this Policy. Under such circumstances, the affected employee or ONEOK Insider must keep strictly confidential the fact that they were denied approval to trade. Change of Insider Status Often, due to the nature of a particular work assignment, employees may be reassigned to a position that makes them a ONEOK Insider or, they may temporarily become a ONEOK Insider and therefore become subject to the additional trading restrictions applicable to ONEOK Insiders set forth in this Policy. Officers, managers and supervisors of Designated Workgroups are required to monitor their workgroup’s assignments and access to material, nonpublic information. If at any time an employee’s work assignment changes so that he or she will become aware of (either on a regular or temporary basis) material, nonpublic information, the supervisor must complete an Insider Status Change Form and submit the form to one of the ONEOK Compliance Officers. The affected employee will then be required to complete the ONEOK Securities/Insider Trading Certification and will remain a ONEOK Insider until the officer, manager or supervisor completes another Insider Status Change Form indicating the assignment, if temporary, has been completed. Exceptions All trades where the investment decision is made by an independent third-party without input from the ONEOK Insider are exempt from the requirements of this Policy. Examples of such trades include those made through discretionary accounts, blind trusts, and approved written trading plans pursuant to Rule 10b5-1. Purchases and sales of shares pursuant to “tax- conditioned” plans such as the 401(k) Plan, Profit Sharing Plan and Employee Stock Purchase Plan are exempt when the timing and number of shares acquired are not within the discretion of the ONEOK Insider. In particular, a sale of shares that is required in order to make a distribution from a tax-conditioned plan upon death, disability or termination of employment, or to comply with minimum distribution rules under the Internal Revenue Code, is exempt. The purchase of shares under the Employee Stock Purchase Plan is exempt. The purchase of shares with dividends from stock is exempt. This Policy does, however, apply to any volitional decision by a ONEOK Insider to purchase or sell shares of ONEOK common stock through the 401(k) Plan or Profit Sharing Plan (including exchanges between investment funds and sales of ONEOK common stock in connection with taking voluntary cash distributions, loans or hardship withdrawals) and to voluntary purchases of shares using cash payments made into the ONEOK Direct Stock Purchase and Dividend Reinvestment Plan. Additional Limitations Section 16 Insiders Directors and officers of ONEOK that are required to file reports pursuant to Section 16 (“Section 16 Insiders”) of the Securities Exchange Act of 1934, as amended, should promptly notify ONEOK’s Corporate Secretary when they engage in any transaction in ONEOK Securities (including a transaction that takes place in a window period). The purpose of such notice is to help assure that all required Section 16 reporting requirements are met. Section 16 Insiders (and their respective family members and controlled entities whose ownership of ONEOK Securities is included in their Section 16 reports) are strictly prohibited from short-term trading in ONEOK Securities. If any such person purchases any ONEOK Securities, he or she is precluded from selling ONEOK Securities for a minimum period of six (6) months; and if any such person sells ONEOK Securities, he or she is precluded from purchasing ONEOK Securities for a minimum period of six (6) months. Transactions prior to the expiration of the six (6) month period will be a violation of this Policy, unless the security is subject to forced sale, such as in the case of a merger or acquisition, or acquired under a ONEOK-sponsored compensation plan under which the timing and number of ONEOK Securities acquired are not within the discretion of the ONEOK Insider. Hedging Transactions and Other Transactions Involving ONEOK Derivative Securities. No ONEOK Insider may (i) engage in short sales of ONEOK Securities (a sale of securities which are not then owned at the time of sale or, if owned, that will not be delivered within 20 days of the sale), (ii) engage in derivative or speculative transactions in ONEOK Securities, or (iii) purchase or use, directly or indirectly through family members or other persons or entities, financial instruments (including puts or calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of ONEOK Securities. Purchases of ONEOK Securities on Margin Any ONEOK Securities purchased in the open market by a ONEOK Insider should be paid for in full at the time of purchase. Purchasing ONEOK Securities on margin (e.g., borrowing money from a brokerage firm or other third party to fund the stock purchase) is prohibited for all ONEOK Insiders.3 Pledges of ONEOK Securities Securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, nonpublic information or otherwise is not permitted to trade in ONEOK Securities, ONEOK Insiders are prohibited from holding ONEOK Securities in a margin account or pledging ONEOK Securities as collateral for a loan.4 Additional Assistance Anyone who has any questions about a specific transaction may obtain additional guidance from the ONEOK Compliance Officers. However, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with each individual. Amended and restated: February 18, 2026